Manning & Napier Fund, Inc. 485BPOS

Exhibit 99.g(1)(b)

EXECUTION

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 22nd day of March, 2021, by and between Manning & Napier Fund, Inc. (the “Fund”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Fund entered into a Custody Agreement dated as of March 6, 2015 (the “Agreement”) relating to BNY Mellon’s provision of custody services to the Fund on behalf of its Portfolios (each a “Portfolio”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

MANNING & NAPIER FUND, INC.

By:	/s/ Elizabeth Craig
Name:	Elizabeth Craig
Title:	Corporate Secretary

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Jordan
Name:	Robert Jordan
Title:	Director

EXECUTION

SCHEDULE I

(as of March 22, 2021)

Portfolios

Core Bond Series

Credit Series

Disciplined Value Series

Diversified Tax Exempt Series

Equity Series

High Yield Bond Series

New York Tax Exempt Series

Overseas Series

Pro-Blend Conservative Term Series

Pro-Blend Extended Term Series

Pro-Blend Maximum Term Series

Pro-Blend Moderate Term Series

Rainier International Discovery Series

Real Estate Series

Unconstrained Bond Series